                                                                  EXHIBIT 10(n)



                               December 14, 1995





Mr. Bruce A. Smith
301 Morningside
San Antonio, Texas 78298

Dear Bruce:

         The purpose of this letter agreement is to extend the term of the Employment Agreement made as of September 14, 1992, between you and Tesoro Petroleum Corporation, as subsequently amended by instruments dated December 14, 1994, and September 29, 1995 (the "Employment Agreement").

         The current expiration date of the term of the Employment Agreement is December 14, 1995. By our mutual agreement, the term of the Employment Agreement is hereby extended and shall continue through January 31, 1996. Accordingly, Section 4 of the Employment Agreement is hereby amended as follows:

                          4.      Term.  This Agreement shall commence
                 effective as of September 14, 1992, and if not terminated earlier as herein provided, shall terminate on January 31, 1996. Notwithstanding the foregoing, if the Company shall not have offered to the Employee the opportunity to enter into a new employment agreement prior to January 31, 1996, with terms, in all respects, no less favorable to the Employee than the terms of this Agreement and with a term lasting until at least January 31, 1998, the Employee shall have the right to elect, by written notice delivered to the Company prior to March 1, 1996, to terminate his employment and such termination shall be deemed to have been for Good Reason in accordance with Section 5 and the Employee shall be entitled to all payments and benefits as if he had terminated his employment for Good Reason in accordance with Section 5 on January 30, 1996.

         All other terms of the Employment Agreement shall continue in full force and effect as provided therein until January 31, 1996.

         If the foregoing correctly sets forth our understanding of the subject of this letter, please indicate your acceptance by signing below.

                                       Very truly yours,

                                       TESORO PETROLEUM CORPORATION


                                       By  /S/ James C. Reed, Jr.
                                         -----------------------------------
                                       James C. Reed, Jr.
                                       Executive Vice President, General
                                       Counsel and Secretary


         Accepted and agreed to effective the 14th day of December 1995.



                                           /S/ Bruce A. Smith
                                       -------------------------------------
                                       Bruce A. Smith